Teva | North America

November 5, 2014

Zogenix, Inc.
12400 High Bluff Drive
Suite 650
San Diego, CA 92130
Attn:     Stephen J. Farr, President
Re: Right of Reference
Dear Mr. Farr:
This binding letter agreement (this “Letter Agreement”), effective as of the date first set forth above (“Effective Date”), confirms the understanding and agreement between Teva Pharmaceuticals USA, Inc. (“Teva”) and Zogenix, Inc. (“Zogenix”) with regard to the grant by Zogenix to Teva of a right of reference to the carcinogenicity data identified below that were generated by Zogenix for the Zogenix Product (as defined below).
Pursuant to the terms of this Letter Agreement and subject to Teva's payment of the Consideration (as defined below), Zogenix hereby grants to Teva, a non-transferable, non-assignable right of reference to all Referenced Materials (as defined below) to be submitted to the US Food and Drug Administration (“FDA”) by Zogenix for the Zogenix Product (the “Right of Reference”). The Right of Reference granted to Teva shall be solely for the purpose of Teva or its Affiliate seeking Regulatory Approval (as defined below) for the Teva Product (as defined below), and shall allow Teva or its Affiliate to cross reference, file or incorporate by reference the Referenced Materials in submissions to FDA or in order to comply with FDA requirements in support of Teva’s submissions for Regulatory Approval. The Right of Reference does not include (and Teva is hereby expressly prohibited from) publishing, disclosing and/or sharing the Referenced Materials, CSRs (as defined below), Studies (as defined below) and/or any data or results related to the foregoing with any third parties. The Right of Reference shall be perpetual and irrevocable, subject to the satisfaction of the payment of the Consideration as specified below.
In consideration for the Right of Reference, Teva shall pay to Zogenix a one-time, irrevocable, non-refundable fee in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) (US), which shall be paid within thirty (30) days of the Effective Date (the "Consideration"). The payment of the Consideration shall be sent by Teva to Zogenix by wire transfer of immediately available funds to an account designated by Zogenix.
Upon receipt of the Consideration, Zogenix shall: (i) take all actions reasonably necessary, and to the extent permitted by applicable laws, to allow Teva to exercise its Right of Reference, including, but not limited to, submitting a letter of authorization within five (5) business days of receipt of the Consideration notifying the FDA that Teva is authorized by Zogenix to reference the Referenced Materials, providing a copy of the letter of authorization to Teva, which may be used by Teva in its regulatory submissions to the FDA in support of obtaining Regulatory Approval for the Teva Product, and providing the currently available draft reports, data and protocols for the two-year rat and mouse carcinogenicity studies for the active pharmaceutical ingredient, hydrocodone bitartrate (the “Studies”) within ten (10) business days of receipt of the Consideration; and (ii) provide Teva with copies of the final carcinogenicity study reports (“CSRs”) for the Studies promptly upon their completion and submission to the FDA. Zogenix shall be solely responsible, at its own expense, for filing and maintaining the Zogenix Regulatory Filings (as defined below), including the Referenced Materials, for using commercially reasonable efforts to complete and submit to the FDA for inclusion as part of the Zogenix Regulatory Filings the Studies in accordance with FDA regulations and requirements and in a timely manner, and for responding to all inquiries from the FDA and other regulatory authorities with regard to the Studies and the Zogenix Regulatory Filings.
Zogenix represents and warrants that it has the right and authority to grant Teva the Right of Reference for all purposes identified in this Letter Agreement, and to the actual knowledge of Zogenix the grant of such right to Teva shall not infringe upon the intellectual property rights of any third party; provided, however, that notwithstanding the foregoing, Teva acknowledges and agrees that the Right of Reference granted hereunder shall not be deemed to constitute any representation, warranty, promise, covenant or guarantee whatsoever by Zogenix with respect to any Regulatory Approval that Teva or any of its Affiliates seek to obtain.
TEVA ACKNOWLEDGES AND AGREES, ON BEHALF OF ITSELF AND ITS AFFILIATES, THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, ZOGENIX HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND TEVA OR ITS AFFILIATES HAVE NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY OF QUALITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, CONDITION OF THE REFERENCED MATERIALS, THE CSRs OR THE STUDIES, AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.
For purposes of this Letter Agreement, the following terms shall have the meanings provided below:
“Affiliate” shall mean, with respect to a party to this Letter Agreement, any person, corporation, company, partnership, joint venture or other entity controlling, controlled by or under common control with such party. For such purpose, the term "control" means the holding of more than fifty percent (50%) of the common voting stock or ordinary shares in, or the right to appoint fifty percent (50%) or more of the directors of, or any other arrangement resulting in the right to direct the management of, the said corporation, company, partnership, joint venture or entity.
“Referenced Materials” shall mean the CSRs and the Studies.
“Regulatory Approval” shall mean any and all approvals, licenses, registrations or authorizations from FDA necessary for the manufacture, use, storage, import, export, distribution, transport, promotion, marketing, commercialization and/or sale of the Teva Product for human use, including New Drug Application filings for the Teva Product, and product license applications for the Teva Product.”
“Teva Product” shall mean the product set forth in New Drug Application 207975 and submitted to FDA on September 30, 2014.
“Zogenix Regulatory Filings” shall mean New Drug Application No. 202880, as amended or supplemented, and any INDs referenced therein.
“Zogenix Product” shall mean Zohydro™ ER (hydrocodone bitartrate) extended release capsules that are the subject of the Zogenix Regulatory Filings.
This Letter Agreement may not be amended except in writing signed by both Parties and will be governed by the laws of the State of New York without regard to its conflict of law principles.
This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

Sincerely,
Teva Pharmaceuticals USA, Inc.

By: /s/ Ivana Magovčević-Liebisch
Name: Ivana Magovčević-Liebisch
Title: SVP, Global BD

By: /s/ Gavin Samuels
Name: Gavin Samuels
Title: VP, Global BD

Accepted and agreed:
Zogenix, Inc.

By: /s/ Stephen J. Farr
Name: Stephen J. Farr,
Title: President

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